Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces First Quarter Fiscal 2017 Results
$1.46 Net Income Attributable to The RMR Group Inc. per Share for the First Quarter, a 36.4% Increase Compared to Last Year
$26.1 million Adjusted EBITDA for the First Quarter, a 12.1% Increase Compared to Last Year
______________________________________________________________________________

Newton, MA (February 9, 2017). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended December 31, 2016.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the first quarter fiscal 2017 results:

“The RMR Group's first quarter results demonstrate the continued strength of our operations, with net income attributable to The RMR Group Inc., Adjusted EBITDA and Adjusted EBITDA Margin all increasing compared to last year. During the quarter, we also recognized $52.4 million in incentive business management fees that we earned for calendar year 2016. In view of our strong operating cash flows and solid balance sheet, we continue to assess possible future strategic growth opportunities."

First Quarter Fiscal 2017 Highlights:

•	As of December 31, 2016, The RMR Group Inc. had approximately $27.2 billion of total assets under management. An explanation of this calculation appears later in this press release.

•	The RMR Group Inc. earned real estate business and property management services revenues for the three months ended December 31, 2016 and 2015 from the following sources (dollars in thousands):

	Three Months Ended December 31,
	2016		2015
Managed REITs	$88,166	92.7%	$95,527	93.6%
Managed Operators	6,452	6.8%	6,128	6.0%
Other	516	0.5%	404	0.4%
Total Management Services Revenues	$95,134	100.0%	$102,059	100.0%

•
Real estate business and property management services revenues from the Managed REITs for the three months ended December 31, 2016 and 2015 included $52.4 million and $62.3 million, respectively, of incentive business management fees.

•
For the three months ended December 31, 2016, net income was $60.2 million and net income attributable to The RMR Group Inc. was $23.5 million, or $1.46 per share, compared to net income of $70.4 million and net income attributable to The RMR Group Inc. of $17.1 million, or $1.07 per share, for the three months ended December 31, 2015. Net income attributable to The RMR Group Inc. increased during the three months ended December 31, 2016 compared to the three months ended December 31, 2015 primarily because of the decline in net income attributable to noncontrolling interest between the periods. For the three months ended December 31, 2016, net income attributable to noncontrolling interest was ($36.7) million compared to ($53.3) million for the three months ended December 31, 2015. This decline in net income attributable to noncontrolling interest primarily reflects the allocation of incentive business management fees earned for calendar year 2015 and the resulting amount paid to ABP Trust LLC. Pursuant to the terms of The RMR Group Inc. formation transaction agreements, incentive business management fees earned in calendar year 2015 were apportioned pro rata to the number of days The RMR Group Inc. operated in 2015.

•
For the three months ended December 31, 2016, net income attributable to The RMR Group Inc. adjusted to exclude incentive business management fees was $7.2 million, or $0.45 per share, compared to $6.0 million, or $0.38 per share, for the three months ended December 31, 2015.

•
For the three months ended December 31, 2016, Adjusted EBITDA was $26.1 million and Adjusted EBITDA Margin was 56.6%, compared to Adjusted EBITDA of $23.3 million and Adjusted EBITDA Margin of 54.5% for the three months ended December 31, 2015. Adjusted EBITDA Margin equals Adjusted EBITDA divided by the contractual management and advisory fees earned from The RMR Group LLC’s client companies. These contractual management and advisory fees are calculated pursuant to The RMR Group LLC’s contracts with its client companies and do not deduct non-cash asset amortization recognized in accordance with U.S. generally accepted accounting principles, or GAAP, as a reduction to management services revenues and do not include incentive business management fees earned.

•
As of December 31, 2016, The RMR Group Inc. had cash and cash equivalents of $74.8 million, which excludes the 2016 incentive business management fee that was paid in January 2017, and no indebtedness.

Summary Results for the Quarter Ended December 31, 2016:

Total revenues for the quarter ended December 31, 2016 were $105.3 million, including $52.4 million of incentive business management fees, compared to $110.1 million, including $62.3 million of incentive business management fees, for the quarter ended December 31, 2015. Net income attributable to The RMR Group Inc. for the quarter ended December 31, 2016 was $23.5 million, or $1.46 per share, compared to $17.1 million, or $1.07 per share, for the quarter ended December 31, 2015. Net income attributable to The RMR Group Inc. adjusted to exclude incentive business management fees was $7.2 million, or $0.45 per share, for the quarter ended December 31, 2016 compared to $6.0 million, or $0.38 per share, for the quarter ended December 31, 2015. Adjusted EBITDA for the quarter ended December 31, 2016 was $26.1 million compared to Adjusted EBITDA of $23.3 million for the quarter ended December 31, 2015.

Net income attributable to The RMR Group Inc. adjusted to exclude incentive business management fees, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to net income attributable to The RMR Group Inc. adjusted to exclude incentive business management fees, EBITDA and Adjusted EBITDA as well as a calculation of Adjusted EBITDA Margin appear later in this press release. Also, comparisons of The RMR Group Inc.'s revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, net income, net income attributable to The RMR Group Inc. and net income attributable to The RMR Group Inc. adjusted to exclude incentive business management fees for the three months ended December 31, 2016 to the three months ended December 31, 2015 are presented later in this press release.

Total Assets Under Management :

The calculation of total assets under management includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed REITs, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, plus (iii) the fair value of investments of Affiliates Insurance Company and RMR Real Estate Income Fund, plus (iv) the contributed capital and outstanding principal of loans serviced for certain private clients. This calculation of total assets under management may include amounts in respect of the Managed REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements. For information on the calculation of assets under management of the Managed REITs for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.'s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the Securities and Exchange Commission, or SEC.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal first quarter ended December 31, 2016 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, February 16, 2017. To access the replay, dial (412) 317-0088. The replay pass code is 10099778. The transcription, recording and retransmission in any way of The RMR Group Inc.'s fiscal first quarter ended December 31, 2016 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of December 31, 2016, The RMR Group LLC had approximately $27.2 billion of total assets under management, including more than 1,400 properties, and employed over 450 real estate professionals in more than 30 offices throughout the United States; the companies managed by The RMR Group LLC collectively had over 53,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND THE RMR GROUP INC.'S CONTROL. FOR EXAMPLE:

•
MR. PORTNOY STATES THAT THE RMR GROUP INC.'S FIRST QUARTER RESULTS DEMONSTRATE THE CONTINUED STRENGTH OF ITS OPERATIONS. THIS MAY IMPLY THAT THE RMR GROUP INC.’S NET INCOME ATTRIBUTABLE TO THE RMR GROUP INC., ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN MAY CONTINUE AT THE REPORTED LEVELS OR INCREASE. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE RMR GROUP INC. WILL CONTINUE TO REALIZE THE SAME LEVELS OF, OR GROWTH IN, NET INCOME ATTRIBUTABLE TO THE RMR GROUP INC., ADJUSTED EBITDA OR ADJUSTED EBITDA MARGIN. IN FACT, THE RMR GROUP INC.’S NET INCOME ATTRIBUTABLE TO THE RMR GROUP INC., ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN MAY DECLINE,

•
THIS PRESS RELEASE REPORTS THAT THE RMR GROUP INC. EARNED A SIGNIFICANT INCENTIVE BUSINESS MANAGEMENT FEE. AN IMPLICATION OF THIS STATEMENT MAY BE THAT THE RMR GROUP INC. WILL EARN INCENTIVE BUSINESS MANAGEMENT FEES IN THE FUTURE. THE INCENTIVE BUSINESS MANAGEMENT FEES WHICH THE RMR GROUP INC. MAY EARN FROM ITS MANAGED REITS ARE BASED UPON TOTAL RETURNS REALIZED BY THE REITS' SHAREHOLDERS COMPARED TO THE SHAREHOLDERS' TOTAL RETURN OF CERTAIN IDENTIFIED INDICES. THE RMR GROUP INC. HAS ONLY LIMITED CONTROL OVER THE TOTAL RETURNS REALIZED BY SHAREHOLDERS OF THE MANAGED REITS AND EFFECTIVELY NO CONTROL OVER INDEXED TOTAL RETURNS. THERE CAN BE NO ASSURANCE THAT THE RMR GROUP INC. WILL EARN INCENTIVE BUSINESS MANAGEMENT FEES IN THE FUTURE, AND

•
MR. PORTNOY ALSO STATES THAT THE RMR GROUP INC. CONTINUES TO ASSESS STRATEGIC OPPORTUNITIES TO UTILIZE ITS STRONG OPERATING CASH FLOWS AND SOLID BALANCE SHEET TO CREATE FUTURE GROWTH OPPORTUNITIES. THIS STATEMENT MAY IMPLY THAT THE RMR GROUP INC. WILL BE ABLE TO GROW ITS BUSINESS AND ITS PROFITS. HOWEVER, THERE CAN BE NO ASSURANCE THE RMR GROUP INC. WILL BE SUCCESSFUL IN GROWING IT'S BUSINESS AND, IN FACT, IT'S BUSINESS AND PROFITS MAY DECLINE.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.
EXCEPT AS REQUIRED BY LAW, THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2016	2015
Revenues
Management services	$95,134	$102,059
Reimbursable payroll and related costs	9,150	7,490
Advisory services	1,010	581
Total revenues	105,294	110,130
Expenses
Compensation and benefits	23,232	21,304
General and administrative	5,841	6,675
Depreciation and amortization	555	483
Total expenses	29,628	28,462
Operating income	75,666	81,668
Interest and other income	207	25
Income before income tax expense	75,873	81,693
Income tax expense	(15,673)	(11,314)
Net income	60,200	70,379
Net income attributable to noncontrolling interest	(36,690)	(53,325)
Net income attributable to The RMR Group Inc.	$23,510	$17,054

Weighted average common shares outstanding - basic	16,025	16,000
Weighted average common shares outstanding - diluted	16,028	16,000

Net income attributable to The RMR Group Inc. per common share - basic and diluted	$1.46	$1.07

The RMR Group Inc.
Reconciliation of Net Income Attributable to The RMR Group Inc. to Net Income Attributable to The RMR Group Inc. Adjusted to Exclude Incentive Business Management Fees
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31, 2016
		Net Income
		Attributable to	Net Income	Basic and Diluted
		Noncontrolling	Attributable to	Earnings Per
	Net Income	Interest	The RMR Group Inc.	Common Share
Reported results	$60,200	$(36,690)	$23,510	$1.46
Incentive business management fees, net of tax	(41,613)	25,313	(16,300)	(1.01)
Adjusted results	$18,587	$(11,377)	$7,210	$0.45

	Three Months Ended December 31, 2015
		Net Income
		Attributable to	Net Income	Basic and Diluted
		Noncontrolling	Attributable to	Earnings Per
	Net Income	Interest	The RMR Group Inc.	Common Share
Reported results	$70,379	$(53,325)	$17,054	$1.07
Incentive business management fees, net of tax	(54,934)	43,867	(11,067)	(0.69)
Adjusted results	$15,445	$(9,458)	$5,987	$0.38

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2016	2015
Reconciliation of EBITDA and Adjusted EBITDA:
Net income	$60,200	$70,379
Plus: income tax expense	15,673	11,314
Plus: depreciation and amortization	555	483
EBITDA	76,428	82,176
Plus: other asset amortization	2,354	2,354
Plus: operating expenses paid in The RMR Group Inc.'s common shares	138	—
Plus: separation costs	—	163
Plus: transaction and acquisition related costs	—	858
Less: certain one time adjustments	(408)	—
Less: incentive business management fees earned	(52,407)	(62,263)
Adjusted EBITDA	$26,105	$23,288

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any
incentive business management fees)(2)	$46,091	$42,731
Adjusted EBITDA	$26,105	$23,288
Adjusted EBITDA Margin	56.6%	54.5%

(1)
    EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain historical amounts, such as income tax, depreciation and amortization, incentive business management fees, other asset amortization, operating expenses paid in The RMR Group Inc.'s common shares, separation costs, transaction and acquisition related costs and certain one time adjustments, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. or operating income as presented in our condensed consolidated statements of income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
These contractual management fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to these contracts and do not deduct other asset amortization of $2,354 for each of the three months ended December 31, 2016 and 2015, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fee of $52,407 and $62,263 that The RMR Group Inc. recognized under such contracts during the three months ended December 31, 2016 and 2015, respectively, for the calendar years 2016 and 2015, respectively.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	September 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$74,829	$65,833
Due from related parties	74,458	24,862
Prepaid and other current assets	5,883	4,690
Total current assets	155,170	95,385

Furniture and equipment	5,040	5,024
Leasehold improvements	1,077	1,077
Capitalized software costs	4,250	4,250
Total property and equipment	10,367	10,351
Accumulated depreciation	(6,918)	(6,549)
	3,449	3,802
Due from related parties, net of current portion	7,855	7,754
Equity method investment	436	—
Goodwill	1,859	2,295
Intangible assets, net of amortization	900	1,085
Deferred tax asset	43,961	45,819
Other assets, net of amortization	179,037	181,391
Total assets	$392,667	$337,531

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$30,203	$20,579
Due to related parties	360	—
Total current liabilities	30,563	20,579
Long term portion of deferred rent payable, net of current portion	850	778
Amounts due pursuant to tax receivable agreement, net of current portion	62,029	62,029
Employer compensation liability, net of current portion	7,855	7,754
Total liabilities	101,297	91,140

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,082,432 shares
issued and outstanding	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	94,404	94,266
Retained earnings	68,053	44,543
Cumulative other comprehensive income	77	83
Cumulative common distributions	(21,230)	(17.209)
Total shareholders’ equity	141,335	121,714
Noncontrolling interest	150,035	124,677
Total equity	291,370	246,391
Total liabilities and equity	$392,667	$337,531

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